Mail to: PO Box 308 Trenton, NJ 08625

STATE OF NEW JERSEY
DIVISION OF REVENUE

Overnight to: 225 West State St. 3rd Floor Trenton, NJ 08608-1001

PUBLIC RECORDS FILING FOR NEW BUSINESS ENTITY

DP

Fill out all information below INCLUDING INFORMATION FOR ITEM 11, and sign in the space provided. Please note that once filed, this form constitutes your original certificate of incorporation/formation/registration/authority, and the information contained in the filed form is considered public. Refer to the instructions for delivery/return options, filing fees and field-by-field requirements. Remember to remit the appropriate fee amount. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

FILED
MAR 31 2004
State Treasurer

1. Business Name: PSI Summit Hospital, Inc.

2. Type of Business Entity: D P (See Instructions for Codes, Page 21, Item 2)

3. Business Purpose: (See Instructions, Page 22, Item 3)

4. Stock (Domestic Corporations Only - Total Shares): One Thousand (1,000) Common Shares

5. Duration (If Indefinite or Perpetual, Leave Blank):

6. State of Formation/Incorporation (Foreign Entities Only):

7. Date of Formation/Incorporation (Foreign Entities Only):

8. Contact Information:
Registered Agent Name: National Registered Agents, Inc. of NJ

Registered Office
(Must be a New Jersey address with street address)
Street 51 Everett Drive, Suite 107B, P. O. Box 927
City West Windsor, NJ Zip 08550-0927

Main Business or Principal Business Address
Street 113 Seaboard Lane, Suite C-100
City Franklin State TN Zip 37067

9. Management (Domestic Corporations and Limited Partnerships Only)
- For-Profit and Professional Corporations list initial Board of Directors, minimum of 1;
- Domestic Non-Profits list Board of Trustees, minimum of 3;
- Limited Partnerships list all General Partners.

Name	Street Address	City	State	Zip
Joey A. Jacobs	113 Seaboard Lane, Suite C-100	Franklin	TN	37067-2858
Steven T. Davidson	113 Seaboard Lane, Suite C-100	Franklin	TN	37067-2858

The signatures below certify that the business entity has complied with all applicable filing requirements pursuant to the laws of the State of New Jersey.

10. Incorporators (Domestic Corporations Only, minimum of 1)

Name	Street Address	City	State	Zip
Greg Giffen	315 Deaderick St., Suite 1800	Nashville	TN	37238-1800

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** Signature(s) for the Public Record (See instructions for Information on Signature Requirements)

Signature	Name	Title	Date
[signature]	Greg Giffen	Incorporator	March 30, 2004

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J2650323

MAR 31 2004 11:37

C-102A Rev 12/93

CGN.

FILED
MAR 3 1 2006
STATE TREASURER

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:

PSI Summit Hospital, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February, 2006

Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:
The name of the corporation is Summit Oaks Hospital, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 1,000

The total number of shares entitled to vote thereon was: 1,000

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,000	0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

This Certificate of Amendment to the Certificate of Incorporation of PSI Summit Hospital, Inc. shall be effective on March 31, 2006.

BY: [signature]
Christopher L. Howard, Vice President
(Signature)

Dated this 15th day of March, 2006

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

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J3162677

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